Exhibit 10-hh

AT&T 2004 LONG TERM INCENTIVE PROGRAM

SECTION 1. PURPOSE

The purposes of the AT&T 2004 Long Term Incentive Program (the "Plan") are to encourage selected employees and Non-Employee Directors of AT&T Corp. (the "Company") and its Affiliates to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of shareowners, and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a)        "Affiliate" shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)        "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit or Other Stock Unit Award.

(c)        "Award Agreement" shall mean any written or electronic agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder, which may, but need not, be executed or acknowledged by both the Company and the Participant.

(d)        "Board" shall mean the Board of Directors of the Company.

(e)         "Change in Control" shall mean the happening of any of the following events:

(i)         An acquisition by any individual, entity or group (within the meaning of Section 13 (d) (3) or 14 (d) (2) of the Exchange Act) (an "Entity") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding AT&T Shares (the "Outstanding Company Common Stock") or (B)  the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2 (e);

(ii)      A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;

(iii)   Consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a "Corporate Transaction"); excluding however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (a "Parent Company")) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Corporate Transaction will immediately after the consummation of such Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

(iv)      The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(f)         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g)         "Committee" shall mean the Compensation and Employee Benefits Committee of the Board, or any successor to such committee, composed of no fewer than two directors each of whom is a Non-Employee Director and an "outside director" within the meaning of Section 162(m) of the Code, or any successor provision thereto, and each of whom is "independent" as set forth in the applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

(h)         "Company" shall mean AT&T Corp., a New York corporation.

(i)         "Covered Employee" shall mean a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(j)         "Director Level Employee" shall mean any employee of the Company or of any Affiliate holding a position classified at the salary grade level of E-Band, or its equivalent, in a banded environment or Manager E, or its equivalent, in a non-banded environment.

(k)         "Employee" shall mean any employee of the Company or of any Affiliate. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

(l)         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(m)         "Fair Market Value" shall mean, unless the Committee determines otherwise, as at any date the average of the highest and lowest sale prices on the New York Stock Exchange for the Shares on such date.

(n)         "Incentive Stock Option" shall mean an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(o)         "Non-Employee Director" shall have the meaning set forth in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

(p)         "Nonstatutory Stock Option" shall mean an Option granted under Section 6 hereof that is not intended to be an Incentive Stock Option.

(q)         "Officer" shall mean any Employee of the Company or any Affiliate holding a position classified as a "Manager O" or higher level in a non-banded environment, or at a salary grade level above "E-band", or its equivalent, in a banded environment (formerly referred to as a "Senior Manager").

(r)         "Option" shall mean any right granted to a Participant under Section 6 of the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods, as the Committee shall determine.

(s)         "Other Stock Unit Award" shall mean any right granted to a Participant by the Committee pursuant to Section 10 hereof.

(t)         "Participant" shall mean an Employee or Non-Employee Director who is selected by the Committee to receive an Award under the Plan.

(u)         "Performance Award" shall mean any Award of Performance Shares or Performance Units pursuant to Section 9 hereof.

(v)         "Performance Period" shall mean that period established by the Committee at the time any Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(w)         "Performance Share" shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(x)         "Performance Unit" shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(y)         "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(z)         "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any forfeiture condition or any restriction on the right to vote such Share, and the right to receive any cash dividends) , which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(Aa)         "Restricted Stock Award" shall mean an award of Restricted Stock under Section 8 hereof.

(Bb)      "Shares" shall mean, the shares of AT&T Common Stock of the Company, $1.00 par value ("AT&T Shares").

(Cc)      "Stock Appreciation Right" shall mean any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(c), shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

(Dd)      "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(Ee)      "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

SECTION 3. ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees of the Company and its Affiliates and Non- Employee Directors of the Company to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, any shareowner, and any employee of the Company or of any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a Non-Employee Director shall be approved and ratified by the Board.

SECTION 4. SHARES SUBJECT TO THE PLAN

(a)            Subject to adjustment as provided in Section 4(c), a total of thirty-six (36) million Shares shall be available for Awards granted under the Plan; provided, that if any Shares subject to an Award under the Plan are forfeited or if any Award under the Plan based on Shares is settled for cash, or expires or otherwise is terminated without issuance of such Shares, the Shares subject to such Award shall to the extent of such cash settlement, forfeiture or termination be available for Awards under the Plan. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Option or other Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. In addition, Substitute Awards shall not reduce the Shares available for grants under the Plan or to a Participant in any calendar year.

(b)             Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares purchased in the open market or otherwise.

(c)            In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee in its sole discretion deems equitable or appropriate, including without limitation such adjustments (i) in the aggregate number, class and kind of securities which may be delivered under the Plan, in the aggregate or to any one Participant, (ii) in the number, class, kind and exercise price of securities or other property subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and (iii) in the number, class and kind of securities or other property subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company, or the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof, or, in connection with the disaffiliation with the Company of a Subsidiary, arranging for the assumption or replacement with new Awards (by such Subsidiary or by an entity controlling such Subsidiary following such disaffiliation) of Awards held by Participants employed by the affected Subsidiary), as the Committee may determine to be appropriate in its sole discretion provided that the number of Shares subject to any Award shall always be a whole number.

SECTION 5. ELIGIBILITY

Any Employee or Non-Employee Director shall be eligible to be selected as a Participant, provided, however, that Incentive Stock Options shall be granted only to participants who are employees of the Company or a Subsidiary of the Company, and provided that no Non-Employee Director shall receive Awards with an aggregate Fair Market Value in excess of $150,000 in any calendar year.

SECTION 6. STOCK OPTIONS

Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(a)            OPTION PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that, such purchase price shall not be less than the Fair Market Value of the Share on the date of the grant of the Option. Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4(c) shall have a purchase price per Share that is intended to preserve the economic value of the Award which was replaced or adjusted.

(b)            OPTION PERIOD. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

(c)            EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant; provided that, no Option will vest in full prior to three (3) years from the grant date.

(d)            METHOD OF EXERCISE. Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement.

(e)            INCENTIVE STOCK OPTIONS. In accordance with rules and procedures established by the Committee, and except as otherwise provided in Section 11, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or any Subsidiary) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive Stock Options shall be granted only to participants who are employees of the Company or a Subsidiary of the Company. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The expiration date of any Incentive Stock Option granted shall not exceed the period of nine years and 364 days from the grant date. No more than four (4) million shares can be issued as Incentive Stock Options.

(f)             FORM OF SETTLEMENT. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

SECTION 7. STOCK APPRECIATION RIGHTS

Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate, provided that no Stock Appreciation Right shall have a term that is longer than ten (10) years.

SECTION 8. RESTRICTED STOCK

(a)            ISSUANCE. A Restricted Stock Award shall be subject to restrictions imposed by the Committee during a period of time specified by the Committee (the "Restriction Period"). Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

(b)            REGISTRATION. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, unless otherwise specified by the Committee. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

(c)            FORFEITURE. Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment for any reason during the Restriction Period, all Shares of Restricted Stock still subject to forfeiture shall be forfeited by the Participant and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after the period of forfeiture, as determined or modified by the Committee, shall expire.

(d)            MINIMUM VESTING CONDITION. The minimum Restriction Period applicable to any Restricted Stock Award that is not subject to performance conditions restricting the grant size, the transfer of the shares, or the vesting of the award shall be three (3) years from the date of grant; provided, however, that a Restriction Period of less than three (3) years may be approved under the Plan for such Awards with respect to up to four (4) million Shares.

SECTION 9. PERFORMANCE AWARDS

Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 11, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

SECTION 10. OTHER STOCK UNIT AWARDS

(a)            STOCK AND ADMINISTRATION. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock Unit Awards") may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees of the

Company and its Affiliates and Non-Employee Directors to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

(b)            TERMS AND CONDITIONS. Subject to the provisions of this Plan and any applicable Award Agreement, Awards and Shares subject to Awards made under this Section 10, may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. For any Award or Shares subject to any Award made under this Section 10 the transferability and vesting of which are conditioned only on the passage of time, such restriction period shall be a minimum of three (3) years for full vesting. Shares (including securities convertible into Shares) subject to Awards granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

SECTION 11. CHANGE IN CONTROL PROVISIONS

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control, as of the date such Change in Control is determined to have occurred

(a)        any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred which are not then exercisable and vested shall become fully exercisable and vested;

(b)         any Options and Stock Appreciation Rights outstanding which are then vested and exercisable, including newly vested Options and Stock Appreciation Rights as a result of (a) above, shall remain exercisable as provided in the Award Agreement;

(c)         the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable;

(d)         all Performance Awards shall be considered to be prorated, and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed in accordance with policies established by the Committee; and

(e)        the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Award shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the Award not previously forfeited or vested.

SECTION 12. CODE SECTION 162(m) PROVISIONS

(a)             Notwithstanding any other provision of this Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is then an Officer or Director Level Employee that such Participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 12 is applicable to such Award.

(b)             If an Award is subject to this Section 12, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net cash provided by operating activities, earnings per share from continuing operations, operating income, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return, or cost control, of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based upon the achievement of specified levels of Company performance (or performance of applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c)            Notwithstanding any provision of this Plan other than Section 11, with respect to any Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(d)            The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) (4) (C) of the Code, or any successor provision thereto.

(e)            Notwithstanding any provision of this Plan other than Section 4(c), commencing with calendar year 2004, (i) no Participant may be granted in any twelve (12) month period an aggregate amount of Options and/or Stock Appreciation Rights with respect to more than two and one-half million (2.5M) Shares, and (ii)  no Participant may be granted in any twelve (12) month period an aggregate amount of Restricted Stock, Performance Awards or Other Stock Unit Awards, with respect to more than one and one-half million (1.5M) Shares (or cash amounts based on the value of more than one and one-half million (1.5M) Shares); except that an external hire may be granted up to an aggregate amount of Performance Awards or Other Stock Unit Awards with respect to no more than two and one-half million (2.5M) Shares (or cash amounts based on the value of no more than two and one-half million (2.5M) Shares).

SECTION 13. AMENDMENTS AND TERMINATION

The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareowner approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his or her consent.

Notwithstanding any provision of this plan, the Committee does not have the authority to take any action that would require shareholder approval under applicable Securities and Exchange Commission or New York Stock Exchange rules including amending the terms of any Option to reduce the option price; nor may the Committee, without prior shareowner approval, cancel any outstanding Option and replace it with a new Option with a lower option price, or where the economic effect would be the same as reducing the option price of the canceled Option; nor shall the Committee, without prior shareowner approval, provide for any Option to be exchanged for any other Award under this Plan

SECTION 14. GENERAL PROVISIONS

(a)            Unless the Committee determines otherwise at the time the Award is granted or thereafter: (i) no Award, and no Shares subject to Awards described in Section 10 which have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant; and (ii) each Award shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

(b)            The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; except as provided in Section 6.

(c)            No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

(d)            The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient, to the extent required by the Committee, shall have either executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, or otherwise evidenced acceptance of the then applicable terms and conditions.

(e)            Except to the extent that such action would cause an Award subject to Section 12 not to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, the Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(f)              Notwithstanding anything in the Plan to the contrary, the Committee shall have the authority under the Plan to determine (and may so provide in any Award Agreement) that in the event of serious misconduct by the Participant or any activity of a Participant in competition with the business of the Company or any Subsidiary or Affiliate, any outstanding Award granted to such Participant may be cancelled, in whole or in part, whether or not vested or deferred. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Subsidiary or Affiliate shall be determined by the Committee in good faith and in its sole discretion. This Section 14(f) shall have no application following a Change in Control.

(g)            All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(h)            No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(i)             The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares ("dividend equivalents"), with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(j)             Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(k)            The Committee may delegate to one or more Officers or a committee of Officers the right to grant Awards to Employees who are not officers or directors of the Company and to cancel or suspend Awards to Employees who are not officers or directors of the Company.

(l)             The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes not to exceed the statutory minimum withholding obligation. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligations for the payment of such taxes by delivery of or transfer of Shares to the Company, or by directing the Company to retain Shares otherwise deliverable in connection with the Award.

(m)           Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareowner approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(n)            The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable Federal law.

(o)            If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(p)            Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

SECTION 15. EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the date the shareowners approve the Plan in 2004.

SECTION 16. TERM OF PLAN

No Award shall be granted pursuant to the Plan after May 31, 2009, but any Award theretofore granted may extend beyond that date.